MediaOne Group, Inc.
Consolidated Revenues and Operating Cash Flow Highlights- As Reported
(Unaudited)
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

                                                  Three
                                                Months Ended
                                                  March 31,
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

Dollars in millions                          2000      1999      Percent
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Consolidated Revenues
 MediaOne                                    $   706   $   654     8.0%
 Corporate & other                                 -        11  (100.0)
                                             --------------------------
Total                                        $   706   $   665     6.2%
                                             ==========================

Consolidated Operating
Cash Flow (1)
 MediaOne                                    $   261   $   241     8.3%
 Corporate & other                               (22)      (30)   26.7
                                             --------------------------
Total                                        $   239   $   211    13.3%
                                             ==========================
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(1) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
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